Pricing Supplement Dated April 27, 2009				Rule 424 (b) (3)

(To Prospectus Dated January 16, 2009)				File No. 333-156775

GMAC LLC
Demand Notes - Floating Rate

Annual Yield:	4.00%

Effective Dates:	4-27-2009	through	5-03-2009